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                                                                    EXHIBIT 10.3

                       CHS/COMMUNITY HEALTH SYSTEMS, INC.

                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN TRUST

      THIS AGREEMENT is made as of the 1st day of June, 2005, by and between CHS/Community Health Systems, Inc. ("Company") and Wachovia Bank, N.A. ("Trustee").

      WHEREAS, Company maintains the CHS/Community Health Systems, Inc. Supplemental Executive Retirement Plan for the benefit of certain executive employees of Community Health Systems, Inc. and its affiliates (the "Plan"); and

      WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan; and

      WHEREAS, Company wishes to establish a trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of creditors of Company in the event of the Insolvency of Company, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan; and

      WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

      WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

      NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                                    SECTION 1

                             ESTABLISHMENT OF TRUST

      (a) Company hereby deposits with Trustee in trust $6,500,000, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

      (b) The Trust hereby established shall be irrevocable.

      (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

      (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held

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by the Trust will be subject to the claims of the general creditors of Company under Federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

      (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in Trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

                                    SECTION 2

              PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES

      (a) Subsequent to the determination pursuant to Section 2(b), Company shall direct Trustee to make payments from the Trust according to the terms of the Plan, indicating the amounts payable in respect of each Plan participant (and his or her beneficiaries), providing a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such directions. Trustee shall make provision for the reporting and withholding of any Federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

      (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by the Plan Administrator or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

      (c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

                                    SECTION 3

         TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY
                            WHEN COMPANY IS INSOLVENT

      (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if it is (i) unable to pay its debts as they become due, or (ii) subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

      (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under Federal and state law as set forth below:

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            (1) The Board of Directors and the Chief Executive Officer of
Company shall have the duty to inform Trustee in writing of the Insolvency of Company. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

            (2) Unless Trustee has actual knowledge of the Insolvency of Company, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning solvency of Company as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning solvency of Company.

            (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the general creditors of Company. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.

            (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

      (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

                                    SECTION 4

                               PAYMENTS TO COMPANY

      Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

                                    SECTION 5

                              INVESTMENT AUTHORITY

      (a) In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants.

      (b) Notwithstanding any provision to the contrary elsewhere herein, Company shall have the right, at any time and from time to time, in its sole discretion to substitute assets of equal fair market value for any asset held by the Trust.

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                                    SECTION 6

                              DISPOSITION OF INCOME

      During the term of this Trust, all income received by the Trust, net of expenses and taxes (to the extent not paid by Company), shall be accumulated and reinvested.

                                    SECTION 7

                              ACCOUNTING BY TRUSTEE

      Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 30 days following the close of each calendar year and within 30 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

                                    SECTION 8

                            RESPONSIBILITY OF TRUSTEE

      (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or the terms of this Trust Agreement and is given in writing by Company. In the event of a dispute between Company or Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

      (b) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

      (c) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

      (d) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

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                                    SECTION 9

                      COMPENSATION AND EXPENSES OF TRUSTEE

      Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

                                   SECTION 10

                       RESIGNATION AND REMOVAL OF TRUSTEE

      (a) Trustee may resign at any time by written notice to Company, which shall be effective 60 days after receipt of such notice unless Company and Trustee agree otherwise.

      (b) Trustee may be removed by Company on 60 days notice or upon shorter notice accepted by Trustee.

      (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed as soon as administratively practicable after receipt of notice of resignation, removal or transfer.

      (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

                                   SECTION 11

                           INDEMNIFICATION OF TRUSTEE

      (a) Company hereby indemnifies Trustee against losses, liabilities, claims, costs and expenses in connection with the administration of the Trust, unless resulting from the gross negligence or willful misconduct of Trustee. To the extent Company fails to make any payment on account of an indemnity provided in this Indemnification Agreement and/or in connection with the administration of the Trust in a reasonably timely manner, Trustee may obtain payment from the Trust.

      (b) If Trustee undertakes or defends any litigation arising in connection with this Trust or to protect a participant's or beneficiary's rights under the plans or arrangements covered by the Trust, Company agrees to indemnify Trustee against Trustee's costs, reasonable expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities relating to such litigation matters in a reasonably timely manner, Trustee may obtain payment from the Trust.

      (c) The obligations of Company under this Section 11 terminate upon the termination of the Trust Agreement or the resignation or removal of the Wachovia Bank as Trustee under the Trust Agreement.

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                                   SECTION 12

                            APPOINTMENT OF SUCCESSOR

      If Trustee resigns or is removed in accordance with Sections 10(a) or 10(b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under the state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new trustee who shall have all of the rights and powers of the former trustee, including ownership rights in the Trust assets. The former trustee shall execute any instrument necessary or reasonably requested by Company or the successor trustee to evidence the transfer.

                                   SECTION 13

                            AMENDMENT OR TERMINATION

      (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable.

      (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

                                   SECTION 14

                                  MISCELLANEOUS

      (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

      (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

      (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the state of Tennessee.

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                                   SECTION 15

                                 EFFECTIVE DATE

      The effective date of this Trust Agreement shall be June 1, 2005.

      IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed this 31st day of May, 2005.

                               CHS/COMMUNITY HEALTH SYSTEMS, INC.

                               By: /s/ W. Larry Cash
                                   ---------------------------------------------
                               W. Larry Cash, Executive Vice President and Chief Financial Officer

                               WACHOVIA BANK, N.A.

                               By: /s/ Peter D. Quinn
                                   ---------------------------------------------
                               Name: Peter D. Quinn
                               Title: Senior Vice President

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